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                                 EXHIBIT 11(a)

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CONSENT OF INDEPENDENT ACCOUNTS

We hereby consent to the incorporation by reference into the Prospectus and the Statement of Additional Information constituting parts of this Post-Effective Amendment No. 14 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 16, 1998 relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report of the OFFITBANK High Yield Fund, OFFITBANK Emerging Markets Fund, OFFITBANK Latin America Equity Fund, OFFITBANK New York Municipal Fund, OFFITBANK California Municipal Fund, OFFITBANK National Municipal Fund, OFFITBANK U.S. Government Securities Fund, and OFFITBANK Mortgage Securities Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus, under the heading "Financial Information" in the Statement of Additional Information.




PRICE WATERHOUSE LLP
New York, New York
April 17, 1998